EXHIBIT 31.1

                                  CERTIFICATION



I, David A. Bowers, the Vice Chairman of the Board, President and Chief Executive Officer of CompX International Inc., certify that:

1) I have reviewed this annual report on Form 10-K/A (Amendment No. 1) of CompX International Inc.; and

2) Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report.


Date:  June 25, 2004

/s/ David A. Bowers

David A. Bowers
Vice Chairman of the Board, President
 and Chief Executive Officer